UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)    August 30, 2007

Sparton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)

(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
On August 30, 2007 Sparton Corporation issued a Press Release announcing the expansion of the Board of Directors and the appointment of Dr. Lynda J. - S. Yang to the Board of Directors.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On August 30, 2007 Sparton Corporation, an Ohio corporation (the “Company”), issued a press release (“Press Release”) announcing that at a meeting of the Company’s Board of Directors (the “Board”) held on that date, the Board voted to expand the number of directors from nine to ten, and appointed Dr. Lynda J. - S. Yang (“Dr. Yang”) to the Board to fill the newly created vacancy. The new directorship was created in the class of directors whose terms expire in 2007. Dr. Yang will serve for the balance of the term which will expire in October of 2007, or until such date on which a successor is elected.
At its August 30, 2007 meeting, the Board also nominated Dr. Yang for re-election to the Board at the 2007 Shareowners meeting to a term of office expiring in 2010.
A copy of the press release is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit 99.1    Press Release dated August 30, 2007 issued by Sparton Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
/s/ David W. Hockenbrocht

David W. Hockenbrocht
Chief Executive Officer
August 30, 2007

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 30, 2007 issued by Sparton Corporation.